Exhibit (a)(5)(D)

HUNTER MARITIME ACQUISITION CORP.
 Announces Results of Tender Offer

November 7, 2018 – Hunter Maritime Acquisition Corp. (NASDAQ: HUNT) ("Hunter" or the "Company") today announced the results of its tender offer to purchase up to 14,173,100 of its ordinary shares at the tender offer price of $10.125 per share. The tender offer expired at 5:00 p.m., New York City time, on November 6, 2018. Based upon information provided by Continental Stock Transfer & Trust Company, the depositary for the tender offer, a total of 12,999,350 Class A common shares were validly tendered and not properly withdrawn. All such Class A common shares were accepted for purchase, for a total purchase price of $131,618,418.75, excluding fees and expenses related to the tender offer. Such Class A common shares accepted for purchase represent approximately 86% of the Company's issued and outstanding Class A common shares as of November 6, 2018. Payment for the Class A common shares accepted for purchase will be made promptly.
Morrow Sodali LLC acted as the Information Agent for the tender offer. For questions and information, please call the Information Agent toll free at (800) 662-5200 (banks and brokers can call collect at (203) 658-9400).
About Hunter Maritime Acquisition Corp.
Hunter Maritime Acquisition Corp. is a blank check company, also commonly referred to as a Special Purpose Acquisition Company, or SPAC, formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, debt acquisition, stock purchase, reorganization or other similar business combination, assets or one or more operating businesses.
Forward-Looking Statements
In addition to historical information, this release may contain a number of "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to outlooks or expectations for earnings, revenues, expenses or other future financial or business performance, strategies or expectations, or the impact of legal or regulatory matters on business, results of operations or financial condition. When used in this release, the words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "predict," "potential" and "should," as they relate to the Company are intended to identify these forward-looking statements. All statements by the Company regarding the possible or assumed future results of its business, financial condition, liquidity, results of operations, plans and objectives and similar matters are forward-looking statements. These forward-looking statements are based on information available to Hunter as of the date hereof and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing Hunter's views as of any subsequent date. These forward-looking statements involve a number of known and unknown risks and uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include: Hunter's ability to consummate an initial business combination; the ability to meet the Nasdaq listing standards, including having the requisite number of shareholders; potential changes in the legislative and regulatory environments; and potential volatility in the market price of the ordinary shares. Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements. Except as may be required pursuant to applicable securities laws, Hunter undertakes no obligation to update or revise any forward-looking statements to reflect events or circumstances after the date hereof, whether as a result of new information, future events or otherwise.
Contact Information

Hunter Maritime Acquisition Corp.
Ludovic Saverys
Chief Financial Officer
Tel: +32 3 - 247 59 10
E-mail: ludovic.saverys@cmb.be

Investor Relations/Media
Morrow Sodali LLC
Tel: (800) 662-5200
E-mail: HUNT.info@morrowsodali.com